UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2024

Cornerstone Building Brands, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5020 Weston Parkway	Suite 400	Cary	NC	27513
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code: (866) 419-0042
________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 15, 2024, Cornerstone Building Brands, Inc. (the “Company”) entered into a Fifth Amendment to Cash Flow Credit Agreement and an Amendment No. 8 to ABL Credit Agreement (each defined below), the proceeds of which were used to pay down all or a portion of the outstanding indebtedness under the Company’s existing asset-based revolving credit facility and cash flow revolver.

Cash Flow Credit Agreement

On May 15, 2024, the Company entered into (i) a Fifth Amendment (the “Fifth Amendment”), among the Company, the several banks and other financial institutions party thereto, JPMorgan Chase Bank, N.A., as the Predecessor Administrative Agent, Predecessor Collateral Agent and Predecessor Swing Line Lender (each as defined in the Fifth Amendment), and Deutsche Bank AG New York Branch, as Successor Administrative Agent, Successor Collateral Agent and Successor Swing Line Lender (each as defined in the Fifth Amendment), which amended the Cash Flow Credit Agreement, dated as of April 12, 2018 (the “Cash Flow Credit Agreement”), among the Company, the several banks and other financial institutions from time to time party thereto (the “Cash Flow Lenders”) and Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and (ii) an Agency Transfer Agreement, among the Company, JPMorgan Chase Bank, N.A., as the Predecessor Administrative Agent, Predecessor Collateral Agent and Predecessor Swing Line Lender, and Deutsche Bank AG New York Branch, as Successor Administrative Agent, Successor Collateral Agent and Successor Swing Line Lender. The Fifth Amendment amended the Cash Flow Credit Agreement to, among other things, (a) incur a new incremental term loan facility (the “Tranche C Term Loan Facility”; the loans incurred thereunder, the “Tranche C Term Loans”; the Tranche C Term Loan Facility together with the Company’s existing Tranche B term loan facility (the “Tranche B Term Loan Facility”), the “Term Loan Facilities”; and together with the Cash Flow Revolver (as defined below), the “Cash Flow Facilities”) in an aggregate principal amount of $500.0 million, maturing on May 15, 2031 (the “Tranche C Term Loan Maturity Date”) (provided that, (i) if more than $650.0 million in aggregate principal amount of Tranche B Term Loans (as defined in the Cash Flow Credit Agreement) are outstanding on April 12, 2028 (the “Tranche B Term Loan Maturity Date”), the Tranche C Term Loan Maturity Date shall be accelerated to the Tranche B Term Loan Maturity Date, (ii) if more than $275.0 million in aggregate principal amount of (1) the Initial Term Loans (as defined in that certain Term Loan Credit Agreement, dated as of July 25, 2022, among the Company, the several banks and other financial institutions from time to time party thereto and Deutsche Bank AG New York Branch, as administrative agent and collateral agent) (the “August 2028 Term Loans”) and (2) 8.750% senior secured notes due 2028 issued by the Company (the “August 2028 Notes”) are outstanding on the stated maturity date of such August 2028 Term Loans and August 2028 Notes (the “August 2028 Debt Stated Maturity Date”), the Tranche C Term Loan Maturity Date shall be accelerated to the August 2028 Debt Stated Maturity Date and (iii) if more than $100.0 million in aggregate principal amount of the 6.125% senior notes due 2029 issued by the Company (the “January 2029 Senior Notes”) are outstanding on the date that is 91 days prior to the stated maturity of the January 2029 Senior Notes (such 91st day, the “January 2029 Senior Notes Term Loan Springing Maturity Date”), the Tranche C Term Loan Maturity Date shall be accelerated to the January 2029 Senior Notes Term Loan Springing Maturity Date), (b)(x) terminate $92.0 million of commitments by Cash Flow Lenders under the Company’s existing cash flow-based revolving credit facility and (y) replace such commitments with $92.0 million of extended cash flow-based revolving commitments (the “Cash Flow Revolver”), maturing on May 15, 2029 (the “Revolver Maturity Date”) (provided that, (i) if more than $250.0 million in aggregate principal amount of Tranche B Term Loans are outstanding on the date that is 91 days prior to the Tranche B Term Loan Maturity Date (such 91st day, the “Tranche B Springing Maturity Date”), the Revolver Maturity Date shall be accelerated to the Tranche B Springing Maturity Date, (ii) if more than $200.0 million in aggregate principal amount of (1) August 2028 Term Loans and (2) August 2028 Notes are outstanding on the date that is 91 days prior to the August 2028 Debt Stated Maturity Date (such 91st day, the “August 2028 Debt Springing Maturity Date”), the Revolver Maturity Date shall be accelerated to the August 2028 Debt Springing Maturity Date and (iii) if more than $100.0 million in aggregate principal amount of January 2029 Senior Notes are outstanding on the date that is 182 days prior to the stated maturity of the January 2029 Senior Notes (such 182nd day, the “January 2029 Senior Notes Springing Maturity Date”), the Revolver Maturity Date shall be accelerated to the January 2029 Senior Notes Springing Maturity Date) and (c) to pay any fees and expenses incurred in connection with the Fifth Amendment Transactions (as defined in the Cash Flow Credit Agreement).

The Tranche C Term Loan Facility amortizes in nominal quarterly installments equal to one percent of the aggregate initial principal amount thereof per annum, with the remaining balance payable upon the Tranche C Term Loan Maturity Date. There are no amortization payments under the Cash Flow Revolver. Borrowings under the Cash Flow Revolver mature on the Revolver Maturity Date. As of May 15, 2024, following consummation of the Fifth Amendment Transactions, there was $2,522.0 million outstanding under the existing Tranche B Term Loan Facility, $500.0 million outstanding under the Tranche C Term Loan Facility and $45.0 million drawn on the Cash Flow Revolver.

The Tranche C Term Loan Facility bears annual interest at a floating rate measured by reference to, at the Company’s option, either (i) a Term SOFR rate (subject to a floor of 0.50%) plus an applicable margin of 4.50% per annum or (ii) an alternate base rate plus an applicable margin of 3.50% per annum.

Loans outstanding under the Cash Flow Revolver bear annual interest at a floating rate measured by reference to, at the Company’s option, either (i) a Daily Simple SOFR rate or a Term SOFR rate with (only in the case of Term SOFR Rate borrowings with an interest period of greater than one month) a credit spread adjustment of 0.10% (subject to a floor of 0.00%) plus an applicable margin ranging from 2.50% to 3.00% per annum depending on the Company’s consolidated secured leverage ratio or (ii) an alternate base rate plus an applicable margin ranging from 1.50% to 2.00% per annum depending on the Company’s consolidated secured leverage ratio. Additionally, unused commitments under the Cash Flow Revolver are subject to a fee ranging from 0.25% to 0.50% per annum depending on the Company’s consolidated secured leverage ratio.

The Term Loan Facilities may be prepaid at the Company’s option at any time, subject to minimum principal amount requirements. Prepayments of the Tranche C Term Loan Facility in connection with a repricing transaction (as defined in the Cash Flow Credit Agreement) on or prior to November 15, 2024 are subject to a 1.00% prepayment premium. Prepayments may otherwise be made without premium or penalty (other than customary breakage costs). The Cash Flow Revolver may be prepaid at the Company’s option at any time without premium or penalty (other than customary breakage costs), subject to minimum principal amount requirements.

Subject to certain exceptions, the Term Loan Facilities are subject to mandatory prepayment in an amount equal to:

•the net cash proceeds of (1) certain asset sales, (2) certain debt offerings, and (3) certain insurance recovery and condemnation events; and
•50% of annual excess cash flow (as defined in the Cash Flow Credit Agreement), subject to reduction to 25% and 0% if a specified secured leverage ratio targets are met, to the extent that the amount of such excess cash flow exceeds $10.0 million.

The Cash Flow Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants. The negative covenants, among other things, will limit or restrict the ability of the Company and its subsidiaries to incur additional indebtedness; make dividends and other restricted payments; incur additional liens; consolidate, merge, sell or otherwise dispose of all or substantially all assets; make investments; transfer or sell assets; enter into restrictive agreements; change the nature of the business; and enter into certain transactions with affiliates.

Subject to certain conditions, without the consent of the then existing lenders (but subject to the receipt of commitments), either the Term Loan Facilities or the Cash Flow Revolver may be expanded (or a new term loan facility, revolving credit facility or letter of credit facility added) by up to (i) the greater of (x) $333.0 million and (y) an amount equal to 75.0% of consolidated EBITDA for the four most recently ended fiscal quarters for which financial statements of the Company are available plus (ii) an unlimited amount either (x) as will not cause the consolidated secured leverage ratio after giving effect to the incurrence of such additional amount and any use of proceeds thereof to exceed 4.50 to 1.00 or (y) if incurred in connection with an acquisition or other investment permitted under the Cash Flow Credit Agreement, the pro forma secured leverage ratio, after giving effect to such incurrence and acquisition or other investment, does not exceed the secured leverage ratio in effect prior to such transactions. Amounts available pursuant to clause (ii) of the preceding sentence may be utilized prior to amounts under clause (i).

The obligations under the Cash Flow Credit Agreement are guaranteed by each direct and indirect wholly-owned U.S. restricted subsidiary of the Company, subject to certain exceptions, and are secured by:

•a perfected security interest in substantially all tangible and intangible assets of the Company and each subsidiary guarantor (other than ABL Priority Collateral (as defined below)), including the capital stock of each direct material wholly-owned U.S. restricted subsidiary owned by the Company and each subsidiary guarantor, and 65% of the capital stock of any non-U.S. subsidiary held directly by the Company or any subsidiary guarantor, subject to certain exceptions (the “Cash Flow Priority Collateral”), which security interest will be senior to the security interest in the foregoing assets securing the Company’s existing asset-based revolving credit facility (the “ABL Facility”); and
•a perfected security interest in the ABL Priority Collateral, which security interest will be junior to the security interest in the ABL Priority Collateral securing the ABL Facility.

The Cash Flow Revolver includes a financial covenant set at a maximum secured leverage ratio of 7:75 to 1.00, which will apply if the outstanding amount of loans and drawings under letters of credit which have not then been reimbursed exceeds a specified threshold at the end of any fiscal quarter.

The foregoing summary of the Fifth Amendment does not purport to be a complete description and is subject to and qualified in its entirety by reference to the full text of the Fifth Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ABL Credit Agreement

On May 15, 2024, the Company entered into Amendment No. 8 (“Amendment No. 8”) to the ABL Credit Agreement (the “ABL Credit Agreement”), by and among the Company, the subsidiary borrowers party thereto, the several banks and financial institutions party thereto and UBS AG, Stamford Branch, as administrative agent and collateral agent (the “ABL Agent”), which amended the ABL Credit Agreement in order to, among other things, (x) terminate the existing revolving commitments of each of the Extending Revolving Credit Lenders (as defined in the ABL Credit Agreement), originally maturing on July 25, 2027 (the “Existing ABL Commitments”), and (y) replace such Existing ABL Commitments with an extended revolving commitment of $945.0 million (the “Extended ABL Commitments”), maturing on May 15, 2029 (the “ABL Facility Termination Date”) (provided that, (i) if more than $250.0 million in aggregate principal amount of Tranche B Term Loans are outstanding on the date that is 91 days prior to the Tranche B Term Loan Maturity Date, the ABL Facility Termination Date shall be accelerated to the Tranche B Springing Maturity Date, (ii) if more than $200.0 million in aggregate principal amount of (1) August 2028 Term Loans and (2) August 2028 Notes are outstanding on the date that is 91 days prior to the August 2028 Debt Stated Maturity Date, the ABL Facility Termination Date shall be accelerated to the August 2028 Debt Springing Maturity Date and (iii) if more than $100.0 million in aggregate principal amount of January 2029 Senior Notes are outstanding on, the January 2029 Senior Notes Springing Maturity Date, the ABL Facility Termination Date shall be accelerated to the January 2029 Senior Notes Springing Maturity Date) and (c) make certain other amendments. The Company and, at the Company’s option, certain of the Company’s subsidiaries are the borrowers under the ABL Facility. As of May 15, 2024, (a) Ply Gem Industries, Inc., MW Manufacturers Inc., NCI Group, Inc. and Robertson-Ceco II Corporation were U.S. subsidiary borrowers under the ABL Facility, and (b) Cornerstone Buildings Brands Canada Inc. and Mitten Inc. were Canadian borrowers under the ABL Facility. As of May 15, 2024, following consummation of Amendment No. 8, there were $55.0 million of revolving loans drawn and $43.3 million of letters of credit issued under the ABL Facility.

Borrowing availability under the ABL Facility is determined by a monthly borrowing base collateral calculation that is based on specified percentages of the value of eligible inventory, eligible accounts receivable and eligible credit card receivables, less certain reserves and subject to certain other adjustments as set forth in the ABL Credit Agreement. Availability is reduced by issuance of letters of credit as well as any borrowings.

Loans outstanding under the ABL Facility bear interest at a floating rate measured by reference to, at the Company’s option, either (i) a Term SOFR rate (subject to a SOFR floor of 0.00%) plus an applicable margin ranging from 1.25% to 1.75% per annum depending on the average daily excess availability under the ABL Facility or (ii) an alternate base rate plus an applicable margin ranging from 0.25% to 0.75% per annum depending on the average daily excess availability under the ABL Facility. Additionally, unused commitments under the ABL Facility are subject to a 0.25% per annum fee.

The ABL Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants. The negative covenants, among other things, will limit or restrict the ability of the Company and its subsidiaries to incur additional indebtedness; make dividends and other restricted payments; incur additional liens; consolidate, merge, sell or otherwise dispose of all or substantially all assets; make investments and acquisitions; transfer or sell collateral; enter into restrictive agreements; change the nature of the business; and enter into certain transactions with affiliates. The negative covenants are subject to customary exceptions and also permit acquisitions, investments, mergers, consolidations and amalgamations, asset sales, dividends and other restricted payments, and sales of all or substantially all assets involving subsidiaries upon satisfaction of a “payment condition”. The payment condition is deemed satisfied upon 30-day specified availability and specified availability exceeding agreed upon thresholds and, in certain cases, the absence of specified events of default or known events of default and pro forma compliance with a fixed charge coverage ratio of 1.00 to 1.00.

The obligations under the ABL Credit Agreement are guaranteed by each direct and indirect wholly-owned U.S. restricted subsidiary of the Company, subject to certain exceptions, and are secured by:

•a perfected security interest in all present and after-acquired inventory, accounts receivable, deposit accounts, securities accounts, and any cash or other assets in such accounts and other related assets owned by the Company, the

U.S. subsidiary borrowers and the U.S. subsidiary guarantors and the proceeds of any of the foregoing, except to the extent such proceeds constitute Cash Flow Priority Collateral, and subject to certain exceptions (the “ABL Priority Collateral”), which security interest is senior to the security interest in the foregoing assets securing the Cash Flow Facilities; and
•a perfected security interest in the Cash Flow Priority Collateral, which security interest will be junior to the security interest in the Cash Flow Priority Collateral securing the Cash Flow Facilities.

Additionally, the obligations of the Canadian borrowers under the ABL Credit Agreement are guaranteed by each direct and indirect wholly-owned Canadian restricted subsidiary of the Canadian borrowers, subject to certain exceptions, and are secured by substantially all assets of the Canadian borrowers and the Canadian subsidiary guarantors, subject to certain exceptions.

The ABL Credit Agreement includes a minimum fixed charge coverage ratio of 1.00 to 1.00, which is tested only when specified availability is less than 10.0% of the lesser of (x) the then applicable borrowing base and (y) the then aggregate effective commitments under the ABL Facility, and continuing until such time as specified availability has been in excess of such threshold for a period of 20 consecutive calendar days.

The foregoing summary of Amendment No. 8 does not purport to be a complete description and is subject to and qualified in its entirety by reference to the full text of Amendment No. 8, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1
Fifth Amendment to Cash Flow Credit Agreement, dated as of May 15, 2024, by and among the Company, the several banks and other financial institutions party thereto, JPMorgan Chase Bank, N.A., as the resigning administrative agent and the resigning collateral agent and Deutsche Bank AG New York Branch, as the successor administrative agent and the successor collateral agent.

10.2
Amendment No. 8 to ABL Credit Agreement, dated as of May 15, 2024, by and among Cornerstone Building Brands, Inc., the subsidiary borrowers party thereto, the several banks and other financial institutions party thereto party thereto and UBS AG, Stamford Branch, as administrative agent and collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORNERSTONE BUILDING BRANDS, INC.

By:	/s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief Financial Officer

Date: May 21, 2024